[Letterhead of Cahill Gordon & Reindel]





                              October 1, 1996








                                                       (212) 701-3000



First Industrial Realty Trust, Inc.
150 N. Wacker Drive, Suite 150
Chicago, IL  60606

             Re:  Registration Statement on Form S-3

Gentlemen:

          We have acted as counsel for First Industrial Realty
Trust, Inc. (the "Company") in connection with the Registration
Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be offered from time to time by the Company for aggregate proceeds of up to $200,000,000. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

          In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of

Incorporation and Bylaws of the Company, each as amended, resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

              In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.

              Based upon the foregoing examination, information supplied and assumptions, it is our opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (an "Authorizing Resolution"), and when issued as described in the Registration Statement and a prospectus supplement to the prospectus contained in the Registration Statement which is consistent with such Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

              We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuire, Woods, Battle & Boothe, LLP a copy of which is attached hereto.

              We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/ Cahill Gordon & Reindel

         [Letterhead of McGuire, Woods, Battle & Boothe, LLP]




                        October 1, 1996



First Industrial Realty Trust, Inc.
150 N. Wacker Drive, Suite 150
Chicago, Illinois  60606

               Re:  Form S-3 filed by First Industrial
                    Realty Trust, Inc. for Registration
                    of Shares Up to $200,000,000
                    -----------------------------------

Ladies and Gentlemen:

          This opinion is furnished as special Maryland counsel in connection with the registration statement on Form S-3 (the "Registration Statement"), filed by First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for registration of an undetermined number of shares of the Company's common stock, par value $.01 per share (the "Com-mon Stock"), to be offered from time to time by the Company for aggregate proceeds of up to $200,000,000.

          In connection with rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restate-ment of the Company, dated June 13, 1994, the Articles of Amendment of the Company, dated June 21, 1994, and the Articles of Amendment of the Company, dated May 31, 1996; the Amended and Restated Bylaws of the Company, as amended to date; resolu-tions of the board of directors of the Company; the Registra-tion Statement; a Certificate of Good Standing for the Company dated September 19, 1996, and issued by the State Department of Assessments and Taxation of Maryland; and such other certifi-cates, receipts, records and documents relating to the Company, the issuance of the Common Stock, and the sale of the Common Stock covered by the Registration Statement as we considered necessary for the purposes of rendering this opinion.

First Industrial Realty Trust, Inc.
October 1, 1996
Page 2


          In conducting our examination, we have assumed
(i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and
(ii) prior to the issuance of any of the Common Stock, the board of directors of the Company, or a duly authorized commit-tee of the board, will adopt one or more resolutions (each an "Authorizing Resolution") authorizing the issuance and setting a minimum price for the Common Stock or a formula for determin-ing such price. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of Amer-ica and the State of Maryland.

          Based upon the foregoing, we are of the opinion that, when specifically authorized for issuance by an Authorizing Resolution, and when issued as described in the Registration Statement and a prospectus supplement to the prospectus con-tained in the Registration Statement which is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in an Authorizing Resolution, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

          The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

          This opinion may be relied upon by Messrs. Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. In addi-tion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of

First Industrial Realty Trust, Inc.
October 1, 1996
Page 3


persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                         Very truly yours,

                         /s/MCQUIRE, WOODS, BATTLE & BOOTHE, LLP
                         ---------------------------------------
                         MCQUIRE, WOODS, BATTLE & BOOTHE, LLP